                                                                      Exhibit 99

           WINTHROP RESIDENTIAL ASSOCIATES III, A LIMITED PARTNERSHIP
                         FORM 10-QSB SEPTEMBER 30, 1999

Supplementary information required pursuant to section 9.4 of the partnership agreement:

1. Statement of Cash Available for Distribution for the three months ended September 30, 1999:

             Net Income                                                               $ 1,007,000
             Add:     Depreciation and amortization                                        45,000
                      Equity in loss of Local Limited Partnerships                         15,000
                      Distribution received from Local Limited Partnership                 27,000
             Less:    Cash to reserves                                                 (1,067,000)
                                                                                      -----------
             Cash Available for Distribution                                          $    27,000
                                                                                      ===========
             Distributions allocated to General Partners                              $     2,000
                                                                                      ===========
             Distributions allocated to Limited Partners                              $    25,000
                                                                                      ===========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 1999:

       Entity Receiving                          Form of
         Compensation                         Compensation                              Amount
       ----------------                       ------------                              ------
General Partners                 Interest in Cash Available for Distribution           $ 2,000

WFC Realty Co., Inc.
(Initial Limited Partner)        Interest in Cash Available for Distribution           $     5

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